UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

BRISTOL-MYERS SQUIBB COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-1136 (Commission File Number) 430 East 29th Street, 14th Floor New York, NY, 10016 (Address of Principal Executive Office)	22-0790350 (IRS Employer Identification Number)

Registrant’s telephone number, including area code: (212) 546-4000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange
1.750% Notes due 2035		New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 1, 2019, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) announced the early tender results of its previously announced (i) offers to exchange (the “Exchange Offers”) any and all outstanding notes of certain series (the “Celgene Notes”) issued by Celgene Corporation (“Celgene”) for up to $19,850,000,000 aggregate principal amount of new notes issued by Bristol-Myers Squibb and cash and (ii) related solicitations of consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments (the “Amendments”) that would eliminate substantially all restrictive covenants and certain events of default and other provisions in each of the indentures (collectively, the “Celgene Indentures”) governing the Celgene Notes.

Based on the early tenders as of 5:00 p.m., New York City time, on May 1, 2019, the requisite number of consents have been received to adopt the Amendments with respect to all outstanding series of Celgene Notes. Celgene has executed supplemental indentures to the Celgene Indentures implementing the Amendments.

The Exchange Offers and Consent Solicitations were commenced in connection with Bristol-Myers Squibb’s planned acquisition of Celgene (the “Merger”) and are being made solely pursuant to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated April 17, 2019 in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended. The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on June 3, 2019 (the “Expiration Date”), unless extended or earlier terminated by Bristol-Myers Squibb, and are conditioned, among other things, upon the closing of the Merger. The closing of the Merger is expected to occur in the third quarter of calendar year 2019 and, as a result, the Expiration Date may be extended one or more times. Bristol-Myers Squibb currently anticipates providing notice of any such extension in advance of the Expiration Date. The Amendments will become operative only upon the settlement of the Exchange Offers.

A copy of the press release issued by Bristol-Myers Squibb is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is included as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated May 1, 2019, issued by Bristol-Myers Squibb Company.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 1, 2019, issued by Bristol-Myers Squibb Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: May 1, 2019	By:	/s/ Katherine R. Kelly
	Name:	Katherine R. Kelly
	Title:	Corporate Secretary